Exhibit 99 m.l.a

VIRTUS ASSET TRUST

(the "Trust")

AMENDMENT NO. 1 TO

CLASS A SHARES

DISTRIBUTION PLAN PURSUANT TO RULE 12b-1

under the

INVESTMENT COMPANY ACT OF 1940

THIS AMENDMENT made effective as of the 23rd day of July, 2018 amends that certain Class A Shares Distribution Plan Pursuant to Rule 12b-1 under the Investment Company Act of 1940, dated June 12, 2017, by and for the Funds (the “Plan”) as herein below provided.

WITNESSETH:

WHEREAS, the Fund wishes to amend Appendix A of the Plan to reflect the addition of Class A shares to two series of the Funds, each of which has been approved as a party to the Plan.

NOW, THEREFORE, in consideration of the foregoing premises, the Funds hereby agree that the Plan is amended as follows:

1.    Appendix A to the Plan is hereby replaced with Appendix A attached hereto and made a part hereof.

2.    Except as herein provided, the Plan shall be and remain unmodified and in full force and effect.

Adopted as of: July 23, 2018

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APPENDIX A

Fund	Maximum Fee	Current Approved Fee
Virtus Ceredex Large Cap Value Equity Fund	0.25%	0.25%
Virtus Ceredex Mid-Cap Value Equity Fund	0.25%	0.25%
Virtus Ceredex Small Cap Value Equity Fund	0.25%	0.25%
Virtus Conservative Allocation Strategy Fund	0.25%	0.25%
Virtus Growth Allocation Strategy Fund	0.25%	0.25%
Virtus Seix Core Bond Fund	0.25%	0.25%
Virtus Seix Corporate Bond Fund	0.25%	0.25%
Virtus Seix Floating Rate High Income Fund	0.25%	0.25%
Virtus Seix Georgia Tax-Exempt Bond Fund	0.18%	0.15%
Virtus Seix High Grade Municipal Bond Fund	0.18%	0.15%
Virtus Seix High Income Fund	0.25%	0.25%
Virtus Seix High Yield Fund	0.25%	0.25%
Virtus Seix Investment Grade Tax-Exempt Bond Fund	0.25%	0.25%
Virtus Seix North Carolina Tax-Exempt Bond Fund	0.15%	0.15%
Virtus Seix Short-Term Bond Fund	0.23%	0.20%
Virtus Seix Short-Term Municipal Bond Fund	0.15%	0.15%
Virtus Seix Total Return Bond Fund	0.25%	0.25%
Virtus Seix U.S. Government Securities Ultra-Short Bond Fund	0.25%	0.25%
Virtus Seix U.S. Mortgage Fund	0.23%	0.20%
Virtus Seix Ultra-Short Bond Fund	0.25%	0.25%
Virtus Seix Virginia Intermediate Municipal Bond Fund	0.15%	0.15%
Virtus Silvant Large Cap Growth Stock Fund	0.25%	0.25%
Virtus Silvant Small Cap Growth Stock Fund	0.25%	0.25%
Virtus WCM International Equity Fund	0.25%	0.25%
Virtus Zevenbergen Innovative Growth Stock Fund	0.25%	0.25%

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